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                                                                    EXHIBIT 99.1


PROXY                AQUILA BIOPHARMACEUTICALS, INC.                       PROXY



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON ____________, 2000.

         The undersigned shareholder of AQUILA BIOPHARMACEUTICALS, INC. (the "Company"), revoking all previous proxies, hereby constitutes and appoints ALISON TAUNTON-RIGBY and JANE V. HAWKES, or either of them, attorneys and proxies of the undersigned, with full power of substitution for and in the name of the undersigned to vote all shares of stock of the Company which the undersigned may be entitled to vote at the special meeting of the shareholders of the Company to be held at the offices of the Company, 175 Crossing Boulevard, Framingham, Massachusetts 01702, on ___________, 2000 at 9:00 a.m. local time or any adjournment thereof, with all powers which the undersigned would possess if personally present.

         The proxies appointed hereby are instructed to vote in the manner indicated on the following matter, as set forth in the notice of meeting and in the Proxy Statement dated ___________, 2000, receipt of which is hereby acknowledged.

         This proxy when properly executed will be voted in accordance with the specifications indicated by the undersigned shareholder.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE.


WHERE NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.


1. To consider and vote on the adoption of an Agreement and Plan of Merger among Antigenics, Inc., St. Marks Acquisition Corp. and Aquila.


         FOR  [ ]            WITHHELD  [ ]           ABSTAIN  [ ]

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In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


MARK HERE FOR ADDRESS CHANGE             [ ]


                  NEW ADDRESS:      __________________________

                                    __________________________

                                    __________________________

                                    __________________________

                                    __________________________



MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [ ]

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature  ______________________             Date _____________________


Signature  ______________________             Date _____________________